Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
AMN Healthcare Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-73482, No. 333-117695, No. 333-133227, No. 333-133305, No. 333-142187, No. 333-158523, No. 333-180856, No. 333-180857,
No. 333-194484 and No. 333-217553) on Form S-8 of AMN Healthcare Services, Inc. and subsidiaries (the "Company") of our reports dated February 16, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 Annual Report on Form 10-K of AMN Healthcare Services, Inc. and subsidiaries.

/s/ KPMG LLP

San Diego, California
February 16, 2018